                                                                      EXHIBIT 23








                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56351 and 033-60197) of Infodata Systems, Inc. of our report dated March 10, 2000 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KSB.




PriceWaterhouseCoopers LLP
McLean, Virginia
March 30, 2000